Exhibit 99.2

                                                                  Execution Copy

                        MORTGAGE LOAN PURCHASE AGREEMENT

     Mortgage Loan Purchase Agreement (this "Agreement"), dated as of November 10, 2000 (the "Closing Date") between Merrill Lynch Mortgage Capital Inc. and Merrill Lynch Mortgage Lending, Inc. (each, a "Seller" and together, the "Sellers") and First Union National Bank (the "Purchaser").

     Each Seller intends to sell and the Purchaser intends to purchase the multifamily and commercial mortgage loans identified after the name of the applicable Seller on the schedule (the "Mortgage Loan Schedule") annexed hereto as Annex A (collectively, the "ML Mortgage Loans").

     The Purchaser intends to sell or otherwise assign the ML Mortgage Loans and certain other multifamily and commercial mortgage loans (the "Other Mortgage Loans") to a subsequent purchaser in one or more transactions involving the ML Mortgage Loans and the Other Mortgage Loans (any such transaction, a "Disposition"). It is expected that any such subsequent purchaser will deposit the ML Mortgage Loans, together with the Other Mortgage Loans, into a trust fund (the "Trust Fund"), the beneficial ownership of which will be evidenced by multiple classes of mortgage pass-through certificates (the "Certificates"). Such transaction shall be referred to as the "Securitization". Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Section 20 hereof.

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1. Agreement to Purchase.

     (a) Each Seller agrees to sell the ML Mortgage Loans, and the Purchaser agrees to purchase, the ML Mortgage Loans. The consideration (the "Aggregate Purchase Price") for the ML Mortgage Loans shall consist of a cash amount equal to (i) 85% of the outstanding principal balance of the ML Mortgage Loans after the Cut-Off Date for each ML Mortgage Loan and accrued interest from the Cut-Off Date for each ML Mortgage Loan through and including the Closing Date ($169,681,914.61), payable on the Closing Date, plus (ii) if a Disposition or Securitization occurs, the Purchase Price Adjustment Amount, payable on the closing date of the Disposition or Securitization, provided that, in no event shall the Aggregate Purchase Price exceed $103% of the outstanding principal balance of the ML Mortgage Loans after the scheduled November 1, 2000 payment ($205,101,532.00) plus the cost incurred by the Sellers or their affiliates in liquidating their hedge positions with respect to the ML Mortgage Loans. The "Cut-Off Date" shall be November 5, 2000 with respect to any ML Mortgage Loans having a due date on the fifth of the month and November 1, 2000 with respect to the other ML Mortgage Loans.

     (b) The "Purchase Price Adjustment Amount" shall be an amount equal to the profit earned on the ML Mortgage Loans in connection with any Disposition or Securitization, determined as set forth on Annex B hereto.

     SECTION 2. Conveyance of ML Mortgage Loans.

     (a) Effective as of the Cut-Off Date, subject only to receipt of the amount specified in clause (i) of the definition of Aggregate Purchase Price, each Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all of its the right, title and interest in and to the applicable ML Mortgage Loans, on a servicing released basis, together with all of its right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds. The sale of the ML Mortgage Loans shall not include any hedges or other swaps held by either Seller or an affiliate with respect to the ML Mortgage Loans. The Mortgage Loan Schedule, as it may be amended, shall conform to the requirements set forth in this Agreement.

     (b) The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the ML Mortgage Loans due on or before the Cut-Off Date). All scheduled payments of principal and interest due on or before the Cut-Off Date but collected after the Cut-Off Date, and recoveries of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the ML Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and be promptly remitted to, the applicable Seller.

     (c) Each Seller hereby represents and warrants that it has, on behalf of the Purchaser, delivered to the Purchaser or its designee, the documents and instruments specified below with respect to each applicable ML Mortgage Loan (each a "Mortgage File"). All Mortgage Files so delivered will be held by the Purchaser or its designee in escrow at all times prior to the Closing Date. Each Mortgage File shall contain the following documents:

          (i) the original executed Mortgage Note including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto) together with any intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) in blank;

          (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recorders office;

          (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recorders office;

          (iv) an original executed assignment, in recordable form, of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document



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     separate from the Mortgage) and (c) any other recorded document relating to the ML Mortgage Loan otherwise included in the Mortgage File, in blank;

          (v) an original assignment of all unrecorded documents relating to the ML Mortgage Loan in blank;

          (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed;

          (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representation of the title company) to issue such title insurance policy;

          (viii) any filed copies (with evidence of filing) or other evidence of filing satisfactory to the Purchaser of any prior UCC Financing Statements in favor of the originator of such ML Mortgage Loan or in favor of any assignee prior to the Purchaser (but only to the extent such Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statements in favor of such Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3 assignment, as appropriate, in form suitable for filing, as appropriate, in blank;

          (ix) an original or copy of any Ground Lease or Guaranty; and

          (x) any intercreditor agreement relating to permitted debt of the Mortgagor.

     (d) As to each ML Mortgage Loan, the applicable Seller shall take all actions necessary or desirable to permit the Purchaser or a subsequent purchaser in the case of a Disposition (such person, the "Holder"), at the Holder's expense and direction, to cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, in favor of the Holder, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents relating to the Mortgage Loan referred to in clause (iv) of Section 2(c) above and each UCC-2 and UCC-3 assignment in favor of the Holder and so delivered to the Holder and referred to in clause (viii) of Section 2(c) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the applicable Seller shall, at direction of the Holder, promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be.

     (e) All documents and records (except attorney-client privileged communication and internal credit analysis of either Seller) relating to each ML Mortgage Loan and in such Seller's possession that are not required to be delivered pursuant to the previous



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paragraph shall promptly be delivered or caused to be delivered by the applicable Seller to the Purchaser at its direction, together with any related escrow amounts and reserve amounts.

     (f) If the Purchaser does not sell or otherwise assign any of the ML Mortgage Loans in a Disposition or Securitization on or prior to December 31, 2000, the Sellers shall have the right to repurchase such ML Mortgage Loans from the Purchaser for a purchase price equal to 85% of the then aggregate principal balance of such ML Mortgage Loans plus accrued and unpaid interest.

     SECTION 3. Representations, Warranties and Covenants of Seller.

     (a) Each Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

          (i) Such Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby.

          (ii) This Agreement has been duly and validly authorized, executed and delivered by such Seller and, assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of such Seller hereunder are the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

          (iii) The execution and delivery of this Agreement by such Seller its performance and compliance with the terms of this Agreement will not (A) violate its articles of association or By-Laws, (B) violate any law or regulation or any administrative decree or order to which it is subject or
     (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which such Seller is a party or by which such Seller is bound.

          (iv) Such Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in such Seller's reasonable and good faith judgment, materially and



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     adversely affect the condition (financial or other) or operations of such
     Seller or its properties or have consequences that would materially and adversely affect its performance hereunder.

          (v) Such Seller is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in such Seller's reasonable and good faith judgment, materially and adversely affect the ability of such Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by such Seller of its obligations under this Agreement (except to the extent such consent has been obtained).

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Seller of or compliance by such Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions.

          (vii) No litigation is pending or, to such Seller's knowledge, threatened against such Seller that would, in such Seller's good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the performance by such Seller of its obligations under this Agreement.

          (viii) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, such Seller will report the transfer of the applicable ML Mortgage Loans to the Purchaser as a sale of such ML Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the its pro rata portion of the Aggregate Purchase Price. The consideration received by such Seller upon the sale of the applicable ML Mortgage Loans to the Purchaser will constitute reasonably equivalent value at least equal to the fair market value of such ML Mortgage Loans. Such Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the applicable ML Mortgage Loans to the Purchaser. Such Seller is not selling the applicable ML Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of such Seller.

     (b) Each Seller hereby makes the representations and warranties contained in Schedule I and Schedule II hereto for the benefit of the Purchaser and its permitted assignees, including any trustee on behalf of holders of Certificates in a Securitization, as of the Closing Date and as of the closing date of any Disposition, with respect to (and solely with respect to) each ML Mortgage Loan.

     (c) If either Seller receives written notice that any document or documents listed in Section 2(c) above has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the



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Mortgage Loan Schedule, or does not appear to be regular on its face (each, a
"Document Defect"), or of or a breach of a representation or warranty contained herein relating to an ML Mortgage Loan, then, if such Document Defect or breach shall materially and adversely affect the value of the related ML Mortgage Loan or of the interest of the Purchaser or a subsequent Holder therein, such Seller shall cure such Document Defect or breach (which shall include payment of losses and any additional trust fund expenses incurred by the Trust Fund in connection with such Mortgage Loan) not later than 90 days from receipt of such notice (or, in the case of a Document Defect or breach relating to an ML Mortgage Loan included in a Securitization not being a "qualified mortgage" within the meaning of the REMIC Provisions (a "Qualified Mortgage"), not later than ninety (90) days after any party to the related pooling and servicing agreement discovering such Document Defect or breach provided the Seller receives such notice in a timely manner) or, if such Document Defect or breach, (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) not later than the end of such 90-day period, repurchase from the Purchaser or any subsequent Holder, including any trustee on behalf of holders of Certificates in a Securitization, the affected ML Mortgage Loan for a cash price (the "Repurchase Price") equal to the outstanding principal balance of such ML Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan at the related mortgage rate to but not including the applicable due date plus, if such Mortgage Loan has been included in a Securitization, any accrued interest on advances of principal and/or interest made with respect to such ML Mortgage Loan by a master servicer, special servicer or trustee, (b) all related and unreimbursed other advances made by the related master servicer, special servicer or trustee, plus any accrued interest thereon and (c) any other costs and expenses incurred by such master servicer, special servicer or the Trust Fund in connection with any such purchase by such Seller as set forth in the related pooling and servicing agreement (to the extent not included in clause
(b) above), or any additional trust fund expenses incurred by the Trust Fund in respect of such Mortgage Loan, as set forth in the related pooling and servicing agreement; provided, that the Repurchase Price shall not be reduced by any outstanding advance of principal and/or interest, or (ii) substitute a mortgage loan for such affected ML Mortgage Loan not later than the end of such 90-day period, provided that such substitution complies with the terms and conditions contained in the related pooling and servicing agreement (including, without limitation, the payment of any shortfall in the principal balance of the mortgage loan being substituted for the affected ML Mortgage Loan); provided, however, that if such Document Defect or breach is capable of being cured but not within such 90-day period, such Document Defect or breach does not relate to the ML Mortgage Loan not being treated as a Qualified Mortgage, and the applicable Seller has commenced and is diligently proceeding with the cure of such Document Defect or breach within such 90-day period, such Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or substitute the related ML Mortgage Loan); and provided, further, that with respect to such additional 90-day period, the Seller shall have delivered an Officer's Certificate to the Purchaser or its transferee or Holder setting forth the reason such Document Defect or breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or breach will be cured within the additional 90-day period; and provided, further, that no Document Defect (other than with respect to a Mortgage Note, the Mortgage, the title insurance policy, the ground lease or any letter of credit) shall be considered to materially and adversely affect the interests of the



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Purchaser or any subsequent transferee or the value of the related Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for an immediate servicing obligation. For a period of two years from the closing date of a Disposition, so long as there remains any Mortgage File relating to an ML Mortgage Loan as to which there is any uncured Document Defect or breach, the applicable Seller shall provide the Officer's Certificate described above as to the reasons such Document Defect or breach remains uncured and as to the actions being taken to pursue cure; provided, however, that, without limiting the effect of the foregoing provisions of this Section 3(c), if such Document Defect or breach shall materially and adversely affect the value of such ML Mortgage Loan or the interests of the Purchaser or subsequent Holder therein (subject to the last proviso in the immediately preceding sentence), the applicable Seller shall in all cases on or prior to the second anniversary of the closing date of the related Disposition either cause such Document Defect or breach to be cured or repurchase the affected ML Mortgage Loan. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance as described in clause 12 of Schedule I hereof in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect or breach with respect to any Mortgage File if such actual policy of insurance is delivered to the Purchaser or a designee on its behalf not later than the 90th day following the closing date of the related Disposition. The obligations of the Sellers under this paragraph (c) with respect to each ML Mortgage Loan shall be joint and several.

     (d) In connection with any permitted repurchase or substitution of one or more ML Mortgage Loans contemplated hereby (including a repurchase pursuant to Section 2(f)), upon receipt of the Repurchase Price or any substitution shortfall, the execution and delivery of appropriate documents and assignments to the Purchaser or its designee and the receipt of the Mortgage File, (i) the Purchaser or its designee shall execute and deliver such endorsements and assignments as are provided to it by the Seller, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller, the legal and beneficial ownership of each repurchased ML Mortgage Loan or substituted ML Mortgage Loan, as applicable, and (ii) the Purchaser or its designee shall tender to the Seller, upon delivery to it of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such ML Mortgage Loan possessed by it.

     (e) Without limiting the remedies of the Purchaser or any subsequent Holders pursuant to this Agreement, it is acknowledged that the representations and warranties are being made for risk allocation purposes. Subject to Section 8 of this Agreement, this Section 3 provides the sole remedy respecting any Document Defect in a Mortgage File or any breach of any representation or warranty set forth in or required to be made pursuant to Section 3 of this Agreement.

     SECTION 4. Representations and Warranties of the Purchaser. In order to induce the Sellers to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Sellers as of the date hereof that:



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          (a) The Purchaser is a national banking association validly existing under the laws of the United States of America and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it to acquire the ML Mortgage Loans from the Sellers.

          (b) This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and, assuming due authorization, execution and delivery hereof by the Sellers, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, as they may be applied in the context of the insolvency of a national banking association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

          (c) The execution and delivery of this Agreement by the Purchaser and the Purchaser's performance and compliance with the terms of this Agreement will not (A) violate the Purchaser's articles of association or By-Laws,
     (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which the Purchaser is a party or by which the Purchaser is bound.

          (d) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Purchaser's reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or have consequences that would materially and adversely affect its performance hereunder.

          (e) The Purchaser is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Purchaser's reasonable and good faith judgment, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Purchaser of its obligations under this Agreement (except to the extent such consent has been obtained).

          (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained.

          (g) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser that would, in the Purchaser's good faith and reasonable



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     judgment, prohibit its entering into this Agreement or materially and adversely affect the performance by the Purchaser of its obligations under this Agreement.

          (h) There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement.

          (i) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.


     SECTION 5. Closing. The closing of the sale of the ML Mortgage Loans (the "Closing") shall be held at the offices of Willkie Farr & Gallagher on the Closing Date.

     The Closing shall be subject to each of the following conditions:

          (a) All of the representations and warranties of the Sellers set forth in or made pursuant to Sections 3(a) and 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date; provided, however, that any material inaccuracy in any representation and warranty set forth in or made pursuant to Section 3(b) shall not affect the Purchaser's obligation to purchase the ML Mortgage Loans not affected by such inaccuracy;

          (b) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser and the Seller and their counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

          (c) The Sellers shall have delivered and released to the Purchaser or its designee all documents represented to have been or required to be delivered to the Purchaser or its designee pursuant to Section 2 of this Agreement; and

          (d) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Sellers shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

     All parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the ML Mortgage Loans on the Closing Date.

     SECTION 6. Closing Documents. The Closing Documents shall consist of the following:



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          (a) This Agreement duly executed by the Purchaser and the Sellers;

          (b) A Certificate of each Seller, executed by a duly authorized officer of such Seller and dated the Closing Date, and upon which the Purchaser and its permitted assigns may rely, to the effect that: (i) the representations and warranties of such Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) such Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the date hereof;

          (c) An Officer's Certificate from an officer of each Seller, dated the Closing Date, and upon which the Purchaser and its permitted assigns may rely, to the effect that each individual who, as an officer or representative of such Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and

          (d) The resolutions of the requisite committee of each Seller's board of directors authorizing the Seller's entering into the transactions contemplated by this Agreement, the articles of association and by-laws of each Seller, and a certificate of good standing of each Seller issued by the State of Delaware not earlier than sixty (60) days prior to the Closing Date.

          (e) Such further certificates, opinions and documents as the Purchaser may reasonably request.

     SECTION 7. Covenants.

     (a) The Purchaser or other Holder will provide the Sellers with all forms of Disclosure Materials (including the preliminary and final forms of the Memorandum and the Prospectus Supplement) related to a Disposition or a Securitization as soon as such document are available.

     (b) Each Seller will provide an Officer's Certificate from an officer of such Seller, dated as of the closing date of any Disposition or Securitization, and upon which the Purchaser and its permitted assignees may rely, to the effect that (i) such officer has carefully examined the Prospectus and nothing has come to his attention that would lead him to believe that the Prospectus, as of the date of the Prospectus Supplement or as of the closing date of the Disposition or Securitization, included or includes any untrue statement of a material fact relating to the applicable ML Mortgage Loans or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the applicable ML Mortgage Loans, in light of the circumstances under which they were made, not misleading, and (ii) such officer has examined the Memorandum and nothing has come to his attention that would lead him to believe that the Memorandum, as of the date thereof or as of the closing date of the Disposition or Securitization, included or includes any untrue statement of a material fact relating to the applicable ML Mortgage Loans or omitted or omits to state therein a material fact necessary in order to make the statements therein related to the applicable ML Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

     (c) Sellers will provide a written opinion of counsel for the Sellers, reasonably satisfactory to the Purchaser and its counsel and rating agencies rating the Certificates, dated the date of any Disposition or Securitization and addressed to the Purchaser and rating agencies rating the Certificates.

     SECTION 8. Indemnification.

     (a) The Sellers shall, jointly and severally, indemnify and hold harmless the Purchaser, its permitted assignees, any underwriters with respect to any Securitization, their respective officers and directors, and each person, if any, who controls the Purchaser or any such person within the meaning of either
Section 15 of the Securities Act of 1933, as amended (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) any Prospectus Supplement, Memorandum, Diskette or, insofar as they are required to be filed as part of a Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to any publicly offered Certificates, or in any revision or amendment of or supplement to any of the foregoing or (B) any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in any privately offered certificates (the items in (A) and (B) being defined as the "Disclosure Material"), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only if and to the extent that (I) any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon an untrue statement or omission with respect to the applicable ML Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties contained in any Data File (it being herein acknowledged that any Data File may be used to prepare a Prospectus Supplement including without limitation Annex A thereto, a Memorandum, a Diskette, any Computational Materials and ABS Term Sheets with respect to the publicly offered Certificates and any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the privately offered Certificates), (II) any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact is with respect to, or arises out of or is based upon an untrue statement or omission of a material fact with respect to, the information regarding the applicable ML Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller set forth (X) in a Prospectus Supplement and any Memorandum under the headings: "SUMMARY OF PROSPECTUS SUPPLEMENT--THE PARTIES--The Mortgage Loan Originators", "SUMMARY OF PROSPECTUS SUPPLEMENT--THE MORTGAGE LOANS", "RISK FACTORS--Certain Risk Factors Associated With the Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" and (Y) on Annex A to any such Prospectus Supplement and, to the extent consistent therewith, on a Diskette, or (III) any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon a breach of the representations and warranties of the Sellers set forth in or made pursuant to Section 3; provided that the indemnification provided by this Section 8 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the ML Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in any Data File or Annex A to the Prospectus Supplement, including without limitation the aggregation of such information with comparable information relating to the mortgage loans other than the ML Mortgage Loans. This indemnity agreement will be in addition to any liability which the Sellers may otherwise have (the information described in clauses (I) through (III) above, collectively the "Seller Information").

     (b) For purposes of this Agreement, "Registration Statement" shall mean a registration statement filed by a depositor to a Securitization on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Base Prospectus" shall mean the prospectus, as supplemented by the prospectus supplement (the "Prospectus Supplement") relating to publicly offered certificates relating to a Securitization, including all annexes thereto; "Memorandum" shall mean the private placement memorandum, relating to any privately offered Certificates, including all exhibits thereto; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together with the Kidder Letters, the "No-Action Letters"); "Diskette" shall mean the diskette or compact disc attached to each of the Prospectus and the Memorandum; and "Data File" shall mean the compilation of information and data regarding the applicable ML Mortgage Loans covered by the Agreed Upon Procedures Letter to be rendered by an accounting firm in connection with a Securitization (a "hard copy" of which Data File was initialed on behalf of the Sellers and the Purchaser).

     (c) The Purchaser shall indemnify and hold harmless each of the Sellers, their respective directors, officers, employees and agents, and each person, if any, who controls each Seller within the meaning of either the 1933 Act or the 1934 Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Material, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, except to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is based upon the Seller Information, and the Purchaser shall reimburse each such indemnified party, as incurred, or any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

     (d) Promptly after receipt by any person entitled to indemnification under this Section 8 (an "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Sellers (the "indemnifying party") under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 (except to the extent that such omission has prejudiced the indemnifying party in any material respect) or from any liability which it may have otherwise than under this
Section 8. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel selected by the indemnifying party and satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser and any underwriters, representing all the indemnified parties under Section 8(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

     (e) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties. The obligations of the Sellers under this Paragraph (e) shall be joint and several.

     (f) The Purchaser and the Sellers agree that it would not be just and equitable if contribution pursuant to Section 8(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 8(e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 8, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (g) The indemnity and contribution agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, any underwriters of a related Securitization, any of their directors or officers, or any person controlling the Purchaser or such underwriters, and (iii) acceptance of and payment for any of the Certificates.

     (h) Without limiting the generality or applicability of any other provision of this Agreement, any underwriters under any Securitization shall be third-party beneficiaries of the provisions of this Section 8.

     SECTION 9. Grant of a Security Interest. It is the express intent of the parties hereto that the conveyance of the ML Mortgage Loans by the applicable Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the ML Mortgage Loans by the applicable Seller to the Purchaser and not as a pledge of the ML Mortgage Loans by such Seller to the Purchaser to secure a debt or other obligation of such Seller. However, if, notwithstanding the aforementioned intent of the parties, the ML Mortgage Loans are held to be property of such Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the ML Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code of the applicable jurisdiction; and (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the ML Mortgage Loans, and all amounts payable to the holder of the ML Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation, if the ML Mortgage Loans have been included in a Securitization, all amounts, other than investment earnings, from time to time held or invested in any related account established under a pooling and servicing agreement whether in the form of cash, instruments, securities or other property;

(iii) the assignment to a permitted assignee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by a permitted assignee of the Purchaser or any of its agents of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code of the applicable jurisdiction; and (v) notifications to persons (other than assignees of the Purchaser) holding such property, and acknowledgments, receipts or confirmations from persons (other than assignees of the Purchaser) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. Each Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the applicable ML Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and, if the ML Mortgage Loans are included in a Securitization, the related pooling and servicing agreement.

     SECTION 10. Notices. All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of each of the Sellers submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the ML Mortgage Loans by the Sellers to the Purchaser (and by the Purchaser to its permitted assignee).

     SECTION 12. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

     SECTION 14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

     SECTION 15. Further Assurances. The Sellers and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 16. Successors and Assigns. The rights and obligations of each Seller under this Agreement shall not be assigned by such Seller without the prior written consent of the Purchaser, except that any person into which a Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which a Seller is a party, or any person succeeding to all or substantially all of the business of a Seller, shall be the successor to such Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Sellers, the Purchaser, and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 8. This Agreement is enforceable by the third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

     SECTION 17. Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party, or third party beneficiary, against whom such waiver or modification is sought to be enforced.

     SECTION 18. Knowledge. Whenever a representation or warranty or other statement in this Agreement is made with respect to a Person's "knowledge," such statement refers to such Person's employees or agents who were or are responsible for or involved with the indicated matter and have actual knowledge of the matter in question.

     SECTION 19. Accountants' Letters. If the ML Mortgage Loans are included in a Securitization, the parties hereto shall cooperate with the applicable accounting firm retained with respect to such Securitization in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required in connection with the Securitization.

     SECTION 20. Additional Definitions.

     "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Loan will increase as specified in the related Mortgage Note.

     "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue additional interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

     "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

     "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

     "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

     "Cut-Off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

     "Defeasance Collateral": With respect to any Defeasance Loan, the United States Treasury obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

     "Defeasance Loan": Any ML Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

     "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due;
(ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

     "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged Property.

     "Mortgage Loan": An ML Mortgage Loan. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

     "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

     "Mortgaged Property": The property subject to the lien of a Mortgage.

     "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

     "Periodic Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by a special servicer under a Securitization).

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property.

     "REO Property": A Mortgaged Property acquired on behalf and in the name of the trustee in a Securitization through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

     "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-Off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than additional interest with respect to an ARD Loan after its Anticipated Repayment Date) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the special servicer under a Securitization or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner.

     "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the closing date of a Disposition), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the special servicer under a Securitization, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

     "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

     IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                           SELLERS

                                           MERRILL LYNCH MORTGAGE CAPITAL INC.


                                           By:
                                              _________________________________

                                           Name:
                                                _______________________________

                                           Title:
                                                 ______________________________

                                           MERRILL LYNCH MORTGAGE LENDING, INC.

                                           By:
                                              _________________________________

                                           Name:
                                                _______________________________

                                           Title:
                                                 ______________________________


                                           Address for Notices:

                                           100 Church Street, 18th Floor
                                           New York, New York 10080-6518
                                           Attention: Andrea Balkan
                                           Telecopier No.: (212) 652-7552

                                           With a copy to:

                                           Merrill Lynch
                                           100 Vesey Street
                                           World Financial Center
                                           North Tower, 12th Floor
                                           New York, New York 10281
                                           Attention: Michael McGovern
                                           Telecopier No.: (212) 446-0265

                                           PURCHASER

                                           FIRST UNION NATIONAL BANK


                                           By:
                                              _________________________________

                                           Name:
                                                _______________________________

                                           Title:
                                                 ______________________________


                                           Address for Notices:

                                           One First Union Center
                                           301 South College Street
                                           Charlotte, North Carolina  28288-0600
                                           Attention: Craig M. Lieberman
                                           Telecopier No.: (704) 374-6435
                                           Telephone  No.: (704) 383-7407

                                   SCHEDULE I

                 General Mortgage Representations and Warranties

     1. The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date.

     2. As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

     3. Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan except as set forth in the related title policy.

     4. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

     5. Each related Mortgage Note, Mortgage, Assignment of Leases (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivorship, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person.

     6. As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, to the knowledge of the Seller, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

     7. Each related assignment of Mortgage and assignment of Assignment of Leases from the Seller to the Purchaser or its designee constitutes the legal, valid and binding assignment from the Seller, except as such enforcement may be limited by bankruptcy, insolvency, redemption, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     8. Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the following title exceptions (each such exception, a "Title

Exception", and collectively, the "Title Exceptions"): (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property.

     9. UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid security interest in all items of personal property necessary to operate the Mortgaged Property owned by a Mortgagor and located on the related Mortgaged Property, to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivorship, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor's rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     10. All taxes and governmental assessments which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, taxes and assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and
(b) the date on which enforcement action is entitled to be taken by the related taxing authority.

     11. To the Seller's knowledge as of the Cut-Off Date, based solely upon due diligence customarily performed with the origination of comparable Mortgage Loans by the Seller, each related Mortgaged Property was free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and to the Seller's knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

     12. The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan after all advances of principal (as set forth on the Mortgage Loan Schedule) is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller, its successors and assigns, subject only to the Title Exceptions; the Seller or its successors or assigns is the named insured of such policy; such policy is assignable and will inure to the benefit of the Purchaser or its designee as mortgagee of record; is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and the Seller has not done anything, by act or omission, and the Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy.

     13. As of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the Mortgage Loan, was in full force and effect with respect to each related Mortgaged Property; and, as of the Cut-Off Date, to the knowledge of the Seller, all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable through the closing date of the related Disposition have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the reduction of the outstanding principal balance of the Mortgage Loan.

     14. (A) Other than payments due but not yet 30 days or more delinquent, to the Seller's knowledge, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of clauses (10),
(15) and (19) of this Schedule I or in any clause of Schedule II, III or IV, and
(B) the Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, except for a written waiver contained in the related Mortgage File being delivered to the Purchaser, and pursuant to the terms of the related Mortgage or the related Mortgage Note, no person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

     15. As of the Cut-Off Date, the Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

     16. Except with respect to ARD Loans, which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan is a fixed rate.

     17. Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

     18. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860 G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision). Accordingly, such Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the closing date of the related Disposition. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the "Testing Date" shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations
Section 1.1001-3(b), and (b) such "significant modification" did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a "significant modification" after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred. The Mortgage Loan documents with respect to each Defeasance Loan do not allow such Defeasance Loan to be defeased prior to two years after the closing date of a related Securitization.

     19. One or more environmental site assessments were performed by an environmental consulting firm independent of the Seller and the Seller's affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     20. Each related Mortgage and Assignment of Leases contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy or similar law affecting the right of creditors and the application of principles of equity.

     21. At the time of origination and, to the knowledge of Seller as of the Cut-Off Date, no Mortgagor is a debtor in, and no Mortgaged Property is the subject of, any state or federal bankruptcy or insolvency proceeding.

     22. Except for the Mortgage Loans indicated on the Mortgage Loan Schedule attached hereto as eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, each Mortgage Loan contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization.

     23. Each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest therein, is directly transferred or sold, or encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt.

     24. Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage.

     25. Each related Mortgaged Property was inspected by or on behalf of the related originator during the 12 month period prior to the related origination date.

     26. Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Mortgage Loans (a) which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) U.S. Treasury Obligations sufficient to pay the Mortgage Loans in accordance with their terms, (b) where a release of the portion of the Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Mortgage Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Mortgaged Property, or (d) with respect to Mortgage Loans which permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

     27. To the Seller's knowledge, as of the date of origination of such Mortgage Loan and as of the Cut-Off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.

     28. None of the improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the related Mortgagor's use and operation of such Mortgaged Property (unless affirmatively covered by the title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent.

     29. With respect to at least 95% of the ML Mortgage Loans (by balance) having a Cut-Off Date Balance in excess of 1% of the Cut-Off Date Balance of all ML Mortgage Loans, the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property or Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Mortgaged Property.

     30. No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by the Seller to the Mortgagor and, to the Seller's knowledge, no funds have been received from any person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

     31. As of the date of origination and, to the Seller's knowledge, as of the Cut-Off Date, there was no pending action, suit or proceeding against the Mortgagor or the related Mortgaged Property an adverse outcome of which would materially affect either such Mortgagor's performance under the related Mortgage Loan documents or the holders of the Certificates.

     32. The Mortgage Rate of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, except with respect to any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

     33. To the Seller's knowledge, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.

     34. The related Mortgage Note is not secured by any collateral that secures a Mortgage Loan that is not in the Trust Fund and each Mortgage Loan that is cross-collateralized is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

     35. The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements.

     36. All escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Seller or its agent and there are no deficiencies in connection therewith.

     37. To the Seller's knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by the Seller as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, and, as of the Cut-Off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations.

     38. The origination (or acquisition, as the case may be), servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards. To the extent required by applicable law, the originator of the related Mortgage Note and each subsequent holder was authorized to transact and do business in the jurisdiction where the Mortgaged Property is located while each was the holder.

     39. Except for Mortgagors under Ground Lease Loans, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

     40. The Mortgage Loan documents for each Mortgage Loan provide that each Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor accepts responsibility for fraud and/or other intentional misrepresentation. Furthermore, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default, insurance proceeds or condemnation awards or any breach of the environmental covenants in the related Mortgage Loan documents.

     41. The Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor's interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage.

                                   SCHEDULE II

                   Ground Lease Representations and Warranties

     1. Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date.

     2. Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such ground lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date).

     3. Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns, except if an event of default occurs under the Ground Lease and notice is provided to the mortgagee and such default is curable by the mortgagee, but remains uncured beyond the applicable cure period.

     4. To the knowledge of the Seller, at the Closing Date and the closing date of the related Disposition, such Ground Lease is in full force and effect and other than payments due but not yet 30 days or more delinquent, (1) there is no material default, and (2) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

     5. The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee. The ground lease or ancillary agreement further provides that no notice given is effective against the mortgagee unless a copy has been given to the mortgagee in a manner described in the ground lease or ancillary agreement.

     6. The ground lease (a) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (b) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject.

     7. A mortgagee is permitted a reasonable opportunity to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

     8. Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee's rights under the Ground Lease) that extends not less than (x) 20 years beyond the Stated Maturity Date and (y) beyond the full amortization period of any related Mortgage Loan that is not an interest-only Mortgage Loan for its entire term.

     9. Under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

     10. The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

     11. The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

                                                             ANNEX A

    (i)                     (ii)                              (ii)                      (ii)            (ii)      (ii)




  Control                                                                                                          Zip
  Number    Property Name                         Address                               City            State     Code
--------------------------------------------------------------------------------------------------------------------------
    92      1087-1152 Holt Avenue                 1087-1151 E. Holt Avenue             Pomona            CA       91767
    87      215 Worchester                        205-215 Worchester Road            Framingham          MA       01701
    88      Corporate Square                      7402 North 56th Street                Tampa            FL       33617
     8      FelCor- Embassy Suites- Orlando       8978 International Drive             Orlando           FL       32819
    13      FelCor- Embassy Suites- Piscataway    121 Centennial Avenue              Piscataway          NJ       08854
    53      Four Corners Shopping Center          14099 FM 2920 Road                   Tomball           TX       77375
    86      GND-31200 Solon Road                  31200 & 31250 Solon Road              Solon            OH       44139
    34      Hartford Square North                 10 Columbus Blvd                    Hartford           CT       06106
    26      LW-Charter Oak Mall                   940 Silver Lane                   East Hartford        CT       06118
    130     Merrill Lynch Building                4201 Bridgeview Drive               Ft. Worth          TX       76109
    17      North Andover Mills                   One High Street                   North Andover        MA       01845
    74      Northwest Medical Arts Building       5901 Colonial Drive                  Margate           FL       33063
    102     Norwest Bank Building                 7375 West 52nd Avenue                Arvada            CO       80002
    97      Regency Medical Park I                1340 Medical Park Drive             Melbourne          FL       32901
     4      Schneider Automation Facility         One High Street                   North Andover        MA       01845
    36      The Capital Shopping Center           114 Western Avenue                   Augusta           ME       04330
    11      Thomson Consumer Electronics Office   10330 North Meridian Street       Indianapolis         IN       46290
    83      Vintage Faire North                   3600 Sisk Road                       Modesto           CA       95350
    64      Westbluff Plaza                       6990-6998 El Camino Real            Carlsbad           CA       92009


    (i)          (iii)          (iv)          (v)          (vi)           (vi)           (vi)          (vii)         (viii)
                                                                                                     Remaining
                Cut-Off                                  Original      Remaining                       Amort
                 Date          Monthly                    Term to       Term to                         Term        Original
                 Loan            P&I                     Maturity       Maturity       Maturity       for all        Amort
  Control       Balance       Payments      Mortgage      or ARD         or ARD        Date or        balloon         Term
  Number          ($)          ($) (1)      Rate (%)      (Mos.)         (Mos.)          ARD           loans         (Mos.)
--------------------------------------------------------------------------------------------------------------------------------
    92            3,296,766        25,374    8.500%         120           118          09/01/10                       360
    87            3,596,472        27,681    8.500%         120           118          09/01/10                       360
    88            3,593,592        27,477    8.420%         120           116          07/01/10                       360
     8           25,459,300       207,988    8.615%         120           114          05/05/10                       300
    13           20,627,775       168,517    8.615%         120           114          05/05/10                       300
    53            7,354,824        56,907    8.380%         120           110          01/01/10                       360
    86            3,648,651        28,065    8.500%         120           119          10/01/10                       360
    34           10,490,000        81,481    8.600%         120           118          09/01/10                       360
    26           11,995,435        91,675    8.430%         60             59          10/01/05                       360
    130           1,627,791        12,533    8.500%         120           117          08/01/10                       360
    17           16,472,465       128,159    8.610%         60             56          07/01/05                       360
    74            4,541,847        34,664    8.400%         120           116          07/01/10                       360
    102           2,526,978        19,911    8.750%         120           116          07/01/10                       360
    97            2,696,177        20,493    8.360%         120           117          08/01/10                       360
     4           33,930,352       262,351    8.410%         120           116          07/01/10                       360
    36           10,022,779        77,412    8.530%         120           116          07/01/10                       360
    11           22,654,253       175,419    8.540%         144           137          04/01/12                       360
    83            3,898,483        29,643    8.375%         120           119          10/01/10                       360
    64            5,693,761        42,223    8.100%         120           118          09/01/10                       360


   (i)        (viii)      (ix)       (x)      (xi)      (xii)      (xiii)       (xiv)       (xv)    (xvi)     (xvii)      (xvii)
                                                                  Collater-
            Remaining                                              alized       Is the
              Amort                 Master                        and Cross     loan a     Letter  Interest
 Control       Term      Ground   Servicing    ARD      Loan      Defaulted   defeasance     of    Reserve               Reserve
  Number      (Mos.)      Lease    Fee Rate   Loans  Originator   Loan Flag     loan?      Credit    Loan    Lockbox       Funds
------------------------------------------------------------------------------------------------------------------------------------
    92         358         NA      0.0500%      N        ML          NA          Yes         NA      Yes       Yes       109,349.29
    87         358         NA      0.0500%      N        ML          NA          Yes         NA      Yes       Yes         3,304.15
    88         356         NA      0.0500%      N        ML          NA          Yes         NA      Yes                 303,051.80
    8          294         Yes     0.0550%      N        ML          NA          Yes         NA      Yes                 288,456.00
    13         294         Yes     0.0550%      N        ML          NA          Yes         NA      Yes                 336,828.00
    53         350         NA      0.0500%      N        ML          NA          Yes         NA      Yes                 182,809.17
    86         359         NA      0.0500%      N        ML          NA          Yes         NA      Yes                 100,991.95
    34         358         NA      0.0500%      N        ML          NA          No          NA      Yes               1,601,886.20
    26         359         NA      0.0500%      Y        ML          NA          No          NA      Yes       Yes       359,615.91
   130         357         NA      0.0500%      N        ML          NA          Yes         NA      Yes                 104,178.15
    17         356         NA      0.0500%      N        ML          NA          Yes         NA      Yes               1,090,214.36
    74         356         NA      0.0500%      N        ML          NA          No          NA      Yes                  86,338.51
   102         356         NA      0.0500%      N        ML          NA          Yes         NA      Yes                 158,467.87
    97         357         NA      0.0500%      N        ML          NA          No          NA      Yes                  51,601.80
    4          356         NA      0.0500%      Y        ML          NA          Yes         NA      Yes       Yes             0.00
    36         356         NA      0.0500%      N        ML          NA          Yes         NA      Yes                 126,558.87
    11         353         NA      0.0500%      Y        ML          NA          Yes         NA      Yes       Yes             0.00
    83         359         NA      0.0500%      N        ML          NA          Yes         NA      Yes                  65,076.71
    64         358         NA      0.0500%      N        ML          NA          Yes         NA      Yes                 175,020.20


                                     Annex B

     (a) If the ML Mortgage Loans are sold pursuant to a Securitization in which the Purchaser or one of its affiliates is the depositor, the Purchase Price Adjustment Amount shall be computed as follows:

          1. The ML Mortgage Loans and the Other Mortgage Loans will each be reviewed as separate pools by the Rating Agencies rating the Securitization (the "ML Pool" and the "FUNB Pool", respectively).

          2. The ML Pool and the FUNB Pool will each be tranched based upon the average "contributory" credit enhancement levels for each class, as determined by the rating agencies utilized in the Securitization. (If only one rating agency is used to rate the non-investment grade tranches of the Securitization, then only the credit enhancement levels for each corresponding non-investment grade tranche of each pool will be used). The "contributory" credit enhancement levels for each class will be determined in the same manner utilized by the parties in the FUNB 1999-C4 and FUNB 2000-C1 securitizations.

          3. The Gross Proceeds of each individual pool will equal the sum of the Tranche Proceeds for each of its tranches. The Tranche Proceeds for each tranche will equal the tranche size determined according to #2 above and the actual pricing for the corresponding Securitization tranche.

          4. The ML Allocation will be determined by multiplying the Gross Proceeds from the Securitization by a fraction, the numerator of which will be the ML Pool Gross Proceeds and the denominator will be the sum of the ML Pool Gross Proceeds and the FUNB Pool Gross Proceeds.

          5. The Adjusted ML Allocation shall equal the ML Allocation minus the Pro Rata Securitization Expenses.

          6. The Pro Rata Securitization Expenses shall equal the sum of (i) the sum of the custodial review fees and recordation fees incurred in connection with the Securitization multiplied by a fraction, the numerator of which is the number of ML Mortgage Loans and the denominator of which is the number of ML Mortgage Loans and Other Mortgage Loans plus (ii) the sum of all other expenses incurred in connection with the Securitization multiplied by a fraction, the numerator of which is the aggregate principal balance of the ML Mortgage Loans and the denominator of which is the sum of the aggregate principal balance of the ML Mortgage Loans and the aggregate principal balance of the Other Mortgage Loans.

          7. The Purchase Price Adjustment Amount shall equal the Adjusted ML Allocation minus $169,681,914.61.

     (b) If the ML Mortgage Loans are sold in any other Disposition, the Purchase Price Adjustment Amount will be computed as agreed to by the parties.




                                      B-1